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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       Form 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



                         Date of the Report: January 21, 1994
                                             ----------------
                            Commission file number 1-5805
                                                   -------

                             CHEMICAL BANKING CORPORATION
                          ---------------------------------
                (Exact name of registrant as specified in its charter)



               Delaware                                     13-2624428
          ----------------------------                 --------------------

          (State or other jurisdiction                 (I.R.S. Employer
           of incorporation)                           Identification No.)



          270 Park Avenue, New York, NY                10172-2070
          -----------------------------                -----------
          (Address of principal executive Offices)     (Zip Code)



          Registrant's telephone number, including area code (212) 270-6000
                                                             --------------







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          Item 5.  Other Events
          ---------------------



          1. Chemical Banking Corporation ("the Corporation") announced on January 18, 1994, that fourth quarter 1993 earnings were $347 million, compared with $304 million in the same period a year ago. For the full year, net income was $1,604 million, an increase from $1,086 million for all of 1992.

             Net income per common share in the fourth quarter of 1993 was $1.23, compared with $1.09 per share in the same period a year ago. Net income per common share for the full year was $5.77 in 1993 compared with $3.90 in 1992.

             A copy of the Corporation's Press Release announcing the results of operations for the 1993 fourth quarter and the full year is incorporated herein.


          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
          --------------------------------------------------------------



          The following exhibits are filed with this Report:



              Exhibit Number       Description
              --------------       -----------

                  99               Press Release -  1993 Fourth Quarter
                                                    Earnings.







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                                      SIGNATURE



             Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                        CHEMICAL BANKING CORPORATION
                                        (Registrant)



          Dated January 21, 1994        by /s/Joseph L. Sclafani
                ----------------           ---------------------
                                              Joseph L. Sclafani
                                              Controller
                                        [Principal Accounting Officer]







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                                    EXHIBIT INDEX




          Exhibit Number      Description         Page at Which Located
          --------------      -----------         ---------------------

               99             Press Release                5